                                                                     Exhibit T3C
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                           MICROSTRATEGY INCORPORATED,

                                     Issuer,

                                       and

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     Trustee

                            ________________________


                                    INDENTURE

                          Dated as of January 11, 2001

                            ________________________



$80,500,000 as adjusted pursuant to the Stipulation of Settlement defined herein

                         7 1/2% Series A Unsecured Notes




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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I DEFINITIONS; TRUST INDENTURE ACT ...............................................    1
  SECTION 1.01. DEFINITIONS. .............................................................    1
  SECTION 1.02. OTHER DEFINITIONS. .......................................................    5
  SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. .......................    5
  SECTION 1.04. RULES OF CONSTRUCTION. ...................................................    6

ARTICLE II THE NOTES .....................................................................    6
  SECTION 2.01. FORM AND DATING. .........................................................    6
  SECTION 2.02. EXECUTION AND AUTHENTICATION. ............................................    8
  SECTION 2.03. REGISTRAR AND PAYING AGENT. ..............................................    8
  SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. .....................................    9
  SECTION 2.05. HOLDER LISTS. ............................................................    9
  SECTION 2.06. TRANSFER AND EXCHANGE. ...................................................    9
  SECTION 2.07. REPLACEMENT NOTES. .......................................................   10
  SECTION 2.08. OUTSTANDING NOTES. .......................................................   10
  SECTION 2.09. TREASURY NOTES. ..........................................................   10
  SECTION 2.10. TEMPORARY NOTES. .........................................................   11
  SECTION 2.11. CANCELLATION. ............................................................   11
  SECTION 2.12. ADDITIONAL REDUCTION IN PRINCIPAL AMOUNT OF AND INTEREST ON THE NOTES. ...   11
  SECTION 2.13. DEFAULTED INTEREST. ......................................................   11
  SECTION 2.14. CUSIP NUMBERS. ...........................................................   12

ARTICLE III REDEMPTION ...................................................................   12
  SECTION 3.01. REDEMPTION ...............................................................   12
  SECTION 3.02. NOTICES TO TRUSTEE. ......................................................   12
  SECTION 3.03. SELECTION OF NOTES TO BE REDEEMED. .......................................   12
  SECTION 3.04. NOTICE TO HOLDERS OF REDEMPTION. .........................................   13
  SECTION 3.05. EFFECT OF NOTICE OF REDEMPTION. ..........................................   14
  SECTION 3.06. DEPOSIT OF REDEMPTION PRICE. .............................................   14
  SECTION 3.07. NOTES REDEEMED IN PART. ..................................................   14
  SECTION 3.08. PAYMENT OF INTEREST FOLLOWING NOTICE OF REDEMPTION .......................   14

ARTICLE IV MANDATORY CONVERSION ..........................................................   14
  SECTION 4.01. MANDATORY CONVERSION .....................................................   14
  SECTION 4.02. NOTICES TO TRUSTEE. ......................................................   15
  SECTION 4.03. SELECTION OF NOTES TO BE CONVERTED. ......................................   15
  SECTION 4.04. NOTICE TO HOLDERS OF CONVERSION. .........................................   15
  SECTION 4.05. EFFECT OF NOTICE OF CONVERSION. ..........................................   16
  SECTION 4.06. DEPOSIT OF CONVERSION SHARES AND MONEY. ..................................   16
  SECTION 4.07. NOTES CONVERTED IN PART. .................................................   16
  SECTION 4.08. FRACTIONAL SHARES. .......................................................   17

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
   SECTION 4.09. TAXES ON CONVERSION. .......................................   17
   SECTION 4.10. COMPANY TO PROVIDE STOCK. ..................................   17
   SECTION 4.11. PAYMENT OF INTEREST AND DIVIDENDS FOLLOWING NOTICE OF
   CONVERSION. ..............................................................   17

ARTICLE V COVENANTS .........................................................   18
   SECTION 5.01. PAYMENT OF NOTES. ..........................................   18
   SECTION 5.02. COMPLIANCE CERTIFICATE. ....................................   18
   SECTION 5.03  REPORTS ....................................................   19
   SECTION 5.04. CORPORATE EXISTENCE ........................................   19
   SECTION 5.05. OBLIGATION TO REDEEM/CONVERT ...............................   19
   SECTION 5.06. RESTRICTIONS ON CONVERSION .................................   19

ARTICLE VI SUBORDINATION ....................................................   20
   SECTION 6.01. AGREEMENT TO SUBORDINATE AND RANKING. ......................   20
   SECTION 6.02. NO PAYMENT ON NOTES IF SENIOR DEBT IN DEFAULT. .............   20
   SECTION 6.03. DISTRIBUTION ON ACCELERATION OF NOTES; DISSOLUTION AND
   REORGANIZATION; SUBROGATION OF NOTES. ....................................   21
   SECTION 6.04. RELIANCE BY SENIOR DEBT ON SUBORDINATION PROVISIONS. .......   24
   SECTION 6.05. NO WAIVER OF SUBORDINATION PROVISIONS. .....................   24
   SECTION 6.06. TRUSTEE'S RELATION TO SENIOR DEBT. .........................   25
   SECTION 6.07. OTHER PROVISIONS SUBJECT HERETO. ...........................   25

ARTICLE VII SUCCESSORS ......................................................   26
   SECTION 7.01. LIMITATION ON MERGER, SALE OR CONSOLIDATION. ...............   26
   SECTION 7.02. SUCCESSOR CORPORATION SUBSTITUTED. .........................   26

ARTICLE VIII DEFAULTS AND REMEDIES ..........................................   27
   SECTION 8.01. EVENTS OF DEFAULT. .........................................   27
   SECTION 8.02. ACCELERATION. ..............................................   28
   SECTION 8.03. OTHER REMEDIES. ............................................   28
   SECTION 8.04. WAIVER OF PAST DEFAULTS. ...................................   28
   SECTION 8.05. CONTROL BY MAJORITY. .......................................   29
   SECTION 8.06. LIMITATION ON SUITS. .......................................   29
   SECTION 8.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. ......................   29
   SECTION 8.08. COLLECTION SUIT BY TRUSTEE. ................................   29
   SECTION 8.09. TRUSTEE MAY FILE PROOFS OF CLAIM. ..........................   30
   SECTION 8.10. PRIORITIES. ................................................   30
   SECTION 8.11. UNDERTAKING FOR COSTS. .....................................   30

ARTICLE IX TRUSTEE ..........................................................   31
   SECTION 9.01. DUTIES OF TRUSTEE. .........................................   31
   SECTION 9.02. RIGHTS OF TRUSTEE. .........................................   31
   SECTION 9.03. INDIVIDUAL RIGHTS OF TRUSTEE. ..............................   32
   SECTION 9.04. TRUSTEE'S DISCLAIMER. ......................................   32
   SECTION 9.05. NOTICE OF DEFAULTS. ........................................   32
   SECTION 9.06. REPORTS BY TRUSTEE TO HOLDERS. .............................   32

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
   SECTION 9.07.  COMPENSATION AND INDEMNITY. .............................     33
   SECTION 9.08.  REPLACEMENT OF TRUSTEE. .................................     34
   SECTION 9.09.  SUCCESSOR TRUSTEE BY MERGER, ETC. .......................     35
   SECTION 9.10.  ELIGIBILITY; DISQUALIFICATION. ..........................     35
   SECTION 9.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. ......     35

ARTICLE X DISCHARGE OF INDENTURE ..........................................     35
   SECTION 10.01. TERMINATION OF COMPANY'S OBLIGATIONS. ...................     35
   SECTION 10.02. REPAYMENT TO COMPANY. ...................................     35

ARTICLE XI AMENDMENTS, SUPPLEMENTS AND WAIVERS ............................     36
   SECTION 11.01. WITHOUT CONSENT OF HOLDERS. .............................     36
   SECTION 11.02. WITH CONSENT OF HOLDERS. ................................     36
   SECTION 11.03. COMPLIANCE WITH TRUST INDENTURE ACT. ....................     37
   SECTION 11.04. REVOCATION AND EFFECT OF CONSENTS. ......................     37
   SECTION 11.05. NOTATION ON OR EXCHANGE OF NOTES. .......................     38
   SECTION 11.06. TRUSTEE PROTECTED. ......................................     38

ARTICLE XII MISCELLANEOUS .................................................     38
   SECTION 12.01. TRUST INDENTURE ACT CONTROLS. ...........................     38
   SECTION 12.02. NOTICES. ................................................     38
   SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. ............     39
   SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. .....     39
   SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. ..........     39
   SECTION 12.06. RULES BY TRUSTEE AND AGENTS. ............................     39
   SECTION 12.07. LEGAL HOLIDAYS. .........................................     40
   SECTION 12.08. NO RECOURSE AGAINST OTHERS. .............................     40
   SECTION 12.09. COUNTERPARTS AND FACSIMILE SIGNATURES. ..................     40
   SECTION 12.10. VARIABLE PROVISIONS. ....................................     40
   SECTION 12.11. GOVERNING LAW, SUBMISSION TO JURISDICTION. ..............     41
   SECTION 12.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. ..........     42
   SECTION 12.13. SUCCESSORS. .............................................     42
   SECTION 12.14. SEVERABILITY. ...........................................     42
   SECTION 12.15. TABLE OF CONTENTS, HEADINGS, ETC. .......................     42

Exhibit
-------
Exhibit A. Form of Note ...................................................     A1

                  INDENTURE, dated as of January 11, 2001, between MicroStrategy Incorporated, a Delaware corporation with a principal place of business at 8000 Towers Crescent Drive, Suite 1400, Vienna, Virginia 22182 (the "COMPANY"), and American Stock Transfer & Trust Company, a New York limited purpose trust company with a principal place of business at 59 Maiden Lane, New York, New York 10038, as trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined in Section 1.01 hereof) of the Company's 7 1/2% Series A Unsecured Notes due five years after the Initial Issuance Date of the Notes (the "NOTES"):

                                    ARTICLE I
                        DEFINITIONS; TRUST INDENTURE ACT

SECTION 1.01.  DEFINITIONS.


                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "AGENT" means any Registrar, Paying Agent, Presenting Agent or Conversion Agent.


                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

                  "BOARD RESOLUTION" means a duly authorized resolution of the Board of Directors.

                  "BUSINESS DAY" means any day that is not a Legal Holiday.

                  "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock, including, without limitation, partnership interests.

                  "COMMON STOCK" means the Class A common stock, par value $0.001 per share, of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

                  "COMPANY" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

                  "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "DESIGNATED SENIOR DEBT" means Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for the purposes of the Indenture.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE RATE CONTRACT" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "GUARANTEE" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "HOLDER" means a Person in whose name a Note is registered in the register referred to in Section 2.03.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof, or representing the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the placing into service or delivery of such property) including pursuant to capital leases and sale-and-leaseback transactions, or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than obligations under an Exchange Rate Contract or an Interest Rate Agreement, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition if incurred directly by such Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

                  "INDENTURE" means this Indenture, as amended from time to time.

                  "INITIAL ISSUANCE DATE" shall be the date of the first issuance of a 71/2% Series A Unsecured Note.

                  "INITIAL RECIPIENTS" means those Persons initially receiving Notes pursuant to the Stipulation of Settlement.

                  "INTEREST ACCRUAL COMMENCEMENT DATE" shall be the date of the commencement of the Settlement Hearing in respect of a class-action lawsuit in the United Stated District Court for the Eastern District of Virginia, entitled In re MicroStrategy Incorporated Securities Litigation, Civil Action No. 00-473-A.

                  "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

                  "ISSUANCE DATE" means the date on which the Notes are first authenticated and issued.

                  "MARKET" means the Nasdaq National Market, or if the Common Stock is no longer authorized for quotation on such market, such national securities exchange upon which the Common Stock is listed, or if the Common Stock is not authorized for quotation on the Nasdaq National Market or listed on any national securities exchange, the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

                  "NOTES" has the meaning set forth in the preamble hereto.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICER" means the Chairman or Vice Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate of the Company signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "PERSON" means any natural person, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, limited liability partnership, government or any agency or political subdivision thereof or any other entity or organization.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR DEBT" means the principal of, interest on and other amounts due on: (i) secured Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed by the Company; and (ii) unsecured institutional Indebtedness of the Company evidenced by one or more promissory notes, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed by the Company: unless, in the instrument creating or evidencing or pursuant to which Indebtedness under (i) or
         (ii) is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Notes.

                  "STIPULATION OF SETTLEMENT" means that certain Stipulation of Settlement, dated as of January 11, 2001, entered into among Akiko and Atsukuni Minami and Local 144 Nursing Home Pension Fund on behalf of the Class (as such term is defined in the Stipulation of Settlement), the Company as defendant, and defendants Michael J. Saylor, Sanju K. Bansal, Mark S, Lynch, Stephen S. Trundle, Ralph S. Terkowitz, and Frank A. Ingari, by and through their respective counsel, and filed in the United States District Court for the Eastern District of Virginia (Alexandria Division).

                  "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

                  "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

                  "WHOLLY-OWNED SUBSIDIARY" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or a combination thereof.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                 DEFINED
TERM                                                             IN SECTION

"BANKRUPTCY LAW" ..........................................         8.01
"CHANGE OF CONTROL" .......................................         7.01
"CONVERSION AGENT" ........................................         2.03
"CUSTODIAN" ...............................................         8.01
"DESIGNATED SENIOR DEBT DEFAULT" ..........................         6.02
"EVENT OF DEFAULT" ........................................         8.01
"EXCESS AMOUNT" ...........................................         2.12
"INTEREST PAYMENT DATE" ...................................         2.01(b)
"LEGAL HOLIDAY" ...........................................        12.07
"PAYING AGENT" ............................................         2.03
"PAYMENT BLOCKAGE NOTICE" .................................         6.02
"PAYMENT BLOCKAGE PERIOD" .................................         6.02
"PRESENTING AGENT" ........................................         2.03
"REGISTRAR" ...............................................         2.03
"SENIOR DEBT DEFAULT" .....................................         6.02
"SETTLEMENT COSTS" ........................................         2.12

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Notes means the Company or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

     (c)  "OR" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e)  provisions apply to successive events and transactions;

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

     (g)  a reference to "$" or U.S. Dollars is to United States dollars.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01. FORM AND DATING.

          (a)  GENERAL.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and, if such notation, legend or endorsement would have any material effect on the rights of the Holders, to Co-Lead Counsel for the Holders (as defined in the Stipulation of Settlement)). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in registered form without coupons in denominations of $100 and integral multiples thereof. The terms and provisions of the Notes set forth in Exhibit A are part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) NOTES.

     The Notes are being issued by the Company pursuant to the Stipulation of Settlement. The Notes are exempt from registration by virtue of an exemption pursuant to Section 3(a)(10) of the Securities Act. In the event that such exemption from registration is not available under the Securities Act, the Company shall take such steps as are necessary either to cause the registration of the Notes under the Securities Act or to obtain relief from the registration requirements of the Securities Act by obtaining a "no action" letter from the SEC.

     The Notes shall be issued to the Initial Recipients on the Issuance Date in the form of certificated Notes in definitive, fully registered form without interest coupons in the form set forth in Exhibit A hereto, each of which Notes shall be registered in the name of the appropriate Initial Recipient or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture is limited to eighty million five hundred thousand dollars and no cents ($80,500,000), except that, pursuant to the Stipulation of Settlement, such amount may be increased, at the Company's option, to account for the issuance of Notes in lieu of fractional shares of Common Stock or warrants to purchase fractional shares of Common Stock, and except for Notes authenticated and delivered pursuant to Section 2.07 hereof in exchange for, or in lieu of, other Notes previously authenticated and delivered under this Indenture.

     The Notes shall be known as the "7 1/2% Series A Unsecured Notes" of the Company. The Notes shall mature on the date which is five (5) years from the Initial Issuance Date. The principal amount of the Notes shall bear interest at a rate of seven and one half percent (7 1/2%) per annum from the Interest Accrual Commencement Date until maturity. The Company shall pay interest semiannually commencing six (6) months after the Initial Issuance Date of the Notes until maturity, or if any such day is not a Business Day, on the next succeeding Business Day, beginning on the date which is six (6) months after the date of issuance of the Notes (each an "INTEREST PAYMENT DATE"). Principal of the Notes shall be due at maturity. Interest on the Notes will accrue and compound annually from the Interest Accrual Commencement Date until the Initial Issuance Date and thereafter will accrue semiannually. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy
Law) on overdue principal from time to time at the same rate per annum on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.

     The principal and interest shall be payable as provided in the form of the Notes attached hereto as Exhibit A. The Notes shall be redeemable at the option of the Company at any time, in whole or in part, subject to the conditions provided in Article III hereof. The Notes shall be convertible at the option of the Company at any time, in whole or in part, as provided in Article IV hereof. The Notes shall be subordinated in right of payment and in right of remedies to Senior Debt of the Company as provided in Article VI hereof.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

            One Officer shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of the Company signed by an Officer, authenticate one or more Notes for original issue up to an aggregate principal amount stated in Section 2.01(b) hereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

            The Company shall maintain in New York, New York an office or agency where the Notes may be presented for registration of transfer or for exchange, payment or conversion (collectively, the "PRESENTING AGENT"), which Presenting Agent may, but need not, be the Trustee. The Company initially designates American Stock Transfer & Trust Company to act as Presenting Agent. The Trustee is initially appointed to act as Note registrar to maintain a register of transfers of the Notes (the "REGISTRAR") and to act as paying agent with respect to the Notes ("PAYING AGENT") and to act as agent for conversion of the Notes ("CONVERSION AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents in such other locations as it shall determine. The term "Registrar" includes any co-Registrar, the term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, Presenting Agent or Conversion Agent without prior notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent, Presenting Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, Presenting Agent or Conversion Agent.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.


              The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon such payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.   HOLDER LISTS.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.   TRANSFER AND EXCHANGE.

              Whenever Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.07, 4.07 or 11.05 hereof).

              The Company shall not be required (i) to issue, register the transfer of or exchange any Note for a period beginning at the opening of business 15 days before the day of any selection of Notes to be redeemed under Section 3.01 hereof or to be converted under Section
          4.01 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, of any Note so selected for redemption or conversion in whole or in part, except the unredeemed or unconverted portion of any Note being redeemed or converted in part.

              Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any purchase or transfer complies with the registration provisions of or exemptions from the Securities Act or any applicable state securities laws.

              Any transfer or exchange of a Note in certificated form shall be accompanied by surrender of the certificated Note, endorsed or accompanied by an instrument of transfer acceptable to the Registrar, executed by the Holder or an attorney in fact acting on its behalf.

SECTION 2.07.   REPLACEMENT NOTES.

              If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

              In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

              Every replacement Note shall be in exchange for, or in lieu of, other Notes previously issued and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING NOTES.

              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

              If a Note is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding.

              If the principal amount of any Note is considered paid under
          Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

              Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.   TREASURY NOTES.

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.   TEMPORARY NOTES.

              Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

              The Company at any time may deliver Notes to the Trustee for cancellation. The Presenting Agent, Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, redemption or conversion. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, conversion, replacement or cancellation and shall dispose of canceled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. ADDITIONAL REDUCTION IN PRINCIPAL AMOUNT OF AND INTEREST ON THE NOTES.

              Pursuant to the Stipulation of Settlement, the Company is obligated to pay all costs of notice and administration of all transactions contemplated by the Stipulation of Settlement (exclusive of any attorneys' fees and expenses, the "SETTLEMENT COSTS"). If the Settlement Costs exceed $750,000, then the Company shall pay such excess (the "EXCESS AMOUNT") as and when incurred but shall be entitled to a credit equal to the Excess Amount against the installment of interest on the Notes next due, to be applied against the Notes then outstanding on a pro rata basis. If the Excess Amount exceeds the total amount of interest due on the Notes on the next subsequent interest payment date, the Company may, in its sole discretion, either reduce the principal amount of the Notes then outstanding on a pro rata basis by the balance of the Excess Amount not previously applied or apply such amount against subsequent installments of interest, provided, however, that no Note shall be reduced to an amount not divisible by $100. The Company shall not be entitled to any refund or reimbursement of the costs of notice and administration in the event that the Settlement is not approved, terminated, or does not become final and effective for any reason. The Company shall notify the Trustee in writing of the reduction of interest due on and/or principal amount of the Notes and will supply the Trustee with such documentation of Settlement Costs as the Trustee may reasonably request. The Company shall promptly thereafter provide notice, or cause the Trustee to provide notice, to the Holders of the reduction in interest payable on or principal amount of the Notes.

SECTION 2.13.   DEFAULTED INTEREST.

              If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are

          Holders on a subsequent special record date. The Company shall fix any such record date and payment date, provided that no such record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Company shall mail to Holders a notice that states the special record date, the related payment date and amount of such interest to be paid.

SECTION 2.14.   CUSIP NUMBERS.

              The Company in issuing the Notes shall use "CUSIP" numbers if then generally in use, and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or conversion and other notices as a convenience to Holders of Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or conversion and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption or conversion shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III
                                   REDEMPTION

SECTION 3.01.   REDEMPTION.

              Subject to Sections 5.05 and 5.06 hereof, the Company, in its sole discretion, may redeem all or any of the Notes, in whole or in part, selected in accordance with the provisions of Section 3.03 hereof, at any time upon thirty (30) days written notice to the record Holders thereof, without premium or penalty, at a redemption price payable solely in cash equal to the principal of and (except if the redemption date shall be an Interest Payment Date) any accrued but unpaid interest on the Notes through but excluding the redemption date. Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.02 through 3.07 hereof.

SECTION 3.02.   NOTICES TO TRUSTEE.

              If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.01 hereof, it shall notify the Trustee in writing of the redemption date and the accrued interest on and principal amount of Notes to be redeemed. The Company shall give the notice provided for in this Section 3.02 at least 45 days before the redemption date, unless a shorter notice period shall be satisfactory to the Trustee. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

SECTION 3.03.   SELECTION OF NOTES TO BE REDEEMED.

              If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis considering all of the Notes outstanding on the redemption date, provided that no partial redemption shall leave a balance that is not evenly divisible by $100. The Trustee shall make the selection not more that five (5) Business Days after it receives the notice described in Section 3.02 hereof from the Notes outstanding not previously called for redemption or conversion. Notes and portions of Notes selected shall be in amounts of $100 or integral multiples of $100. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

SECTION 3.04.   NOTICE TO HOLDERS OF REDEMPTION.

              At least 30 days but not more than 60 days before a redemption date which date shall also be at least 5 days after notice to the Trustee pursuant to Section 3.02, the Company shall mail or cause the Trustee to mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

              (a)  the redemption date;

              (b) the redemption price together with accrued interest separately stated on the portion of the Notes to be redeemed to the date of redemption;

              (c) if any Note is to be redeemed in part only (but not in any amount not divisible by $100), the portion of the principal amount thereof redeemed, and that, after the redemption date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

              (d)  the name and address of the Paying Agent;

              (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest if any;

              (f) that interest on Notes called for redemption ceases to accrue on and after the redemption date;

              (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

              (h)  the "CUSIP" number of the Notes to be redeemed.

              At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided that the Company shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

SECTION 3.05.   EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed in accordance with Section
          3.04 hereof, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. A notice of redemption may not be conditional.

SECTION 3.06.   DEPOSIT OF REDEMPTION PRICE.

              On or before 1:00 p.m. (Eastern Standard Time) on the redemption date, the Company shall deposit with the Paying Agent money (in immediately available funds) sufficient to pay the redemption price of and (except if the redemption date shall be an Interest Payment Date) accrued interest on all Notes to be redeemed on that date. The Paying Agent shall return to the Company any money not required or used for that purpose.

SECTION 3.07.     NOTES REDEEMED IN PART.

              Subject to Sections 5.05 and 5.06 hereof, upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.08.  PAYMENT OF INTEREST FOLLOWING NOTICE OF REDEMPTION.

              Interest shall not accrue and no payment for interest shall be made on any Note or portion thereof called for redemption pursuant to this Article III with respect to the period following the date of redemption. In the case of any Note surrendered for redemption after the close of business on any record date for the payment of an installment of interest but before the opening of business on the next succeeding Interest Payment Date, such Note, when surrendered for redemption, must be accompanied by payment in an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note so converted. Accrued interest shall be paid on such Interest Payment Date to the holder of the Note on such record date. If less than all of the Notes are to be redeemed at any time, the foregoing provision shall apply only to the portion so redeemed and interest shall accrue and be paid on the balance of the Notes in accordance with the provisions of Article II.

                                   ARTICLE IV
                              MANDATORY CONVERSION

SECTION 4.01.   MANDATORY CONVERSION.

              Subject to Sections 5.05 and 5.06 hereof, the Company, in its sole discretion, may cause the Holders to convert all or any of the Notes, in whole or in part, selected in accordance with the provisions of
          Section 4.03 hereof, at any time upon thirty (30) days written notice to the record Holders thereof, without premium or penalty, into shares of Common Stock. The number of shares of Common Stock into which the Notes, or any parts thereof, shall be converted shall be such number of shares of Common Stock as may be obtained by dividing the principal of and (except if the redemption date is an Interest Payment Date) any accrued but unpaid interest (through but excluding the conversion date) on the Notes to be converted by an amount equal to eighty percent (80%) of the dollar-weighted average trading price per share for all round lot transactions in the Common Stock on the Market for the ten (10) trading days ending two (2) days prior to the date of the written notice to the Trustee and issuance of a press release by the Company describing the redemption. Any conversion pursuant to this Section
          4.01 shall be made pursuant to the provisions of Sections 4.02 through
          4.07 hereof.

SECTION 4.02.   NOTICES TO TRUSTEE.


              If the Company elects to convert any of the Notes pursuant to the mandatory conversion provisions of Section 4.01 hereof, it shall notify the Trustee in writing of the conversion date and the accrued interest on and principal amount of Notes to be converted. The Company shall give the notice provided for in this Section 4.02 at least 45 days before the conversion date, unless a shorter notice period shall be satisfactory to the Trustee. The Company may not give notice of any conversion if the Company has defaulted in payment of interest and the default is continuing.

SECTION 4.03.   SELECTION OF NOTES TO BE CONVERTED.

              If less than all of the Notes are to be converted at any time, selection of Notes shall be made by the Trustee on a pro rata basis considering all of the Notes outstanding on the redemption date provided that no partial conversion shall leave a balance that is not evenly divisible by $100. The Trustee shall make the selection not more that five (5) Business Days after it receives the notice described in Section 4.02 hereof from the Notes outstanding not previously called for redemption or conversion. Notes and portions of Notes selected shall be in amounts of $100 or integral multiples of $100. Provisions of this Indenture that apply to Notes called for conversion also apply to portions of Notes called for conversion. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for conversion.

SECTION 4.04.   NOTICE TO HOLDERS OF CONVERSION.

              At least 30 days but not more than 60 days before a conversion date which date shall also be at least 5 days after the notice to the Trustee pursuant to Section 4.02, the Company shall mail or cause the Trustee to mail, by first class mail, a notice of conversion to each Holder whose Notes are to be converted at its registered address. The notice shall identify the Notes to be converted and shall state:

              (a) the conversion date;

              (b) the conversion ratio which shall specify in reasonable detail the methodology used to determine the conversion ratio, including the stock price, the discount rate and the trading dates used to calculate the conversion ratio;

              (c) if any Note is to be converted in part only, the portion of the principal amount thereof converted, and that, after the conversion date, upon surrender of such Note, a new

     Note in principal amount equal to the unconverted portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

          (d) the name and address of the Conversion Agent;

          (e) that Notes called for conversion must be surrendered to the Conversion Agent to collect the shares of Common Stock which shall be based on the principal amount of the Notes to be converted together with interest accrued to the conversion date and cash in lieu of fractional shares, if any;

          (f) that interest on Notes called for conversion ceases to accrue on and after the conversion date;

          (g) the paragraph of the Notes pursuant to which the Notes called for conversion are being converted; and

          (h) the "CUSIP" number of the Notes to be converted.


          At the Company's request, the Trustee shall give notice of conversion in the Company's name and at the Company's expense; provided that the Company shall have delivered to the Trustee, at least 30 days prior to the conversion date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

SECTION 4.05. EFFECT OF NOTICE OF CONVERSION.


          Once notice of conversion is mailed in accordance with Section 4.04 hereof, Notes called for conversion shall be deemed converted into the requisite number of shares of Common Stock on the conversion date at the conversion ratio set forth in the Note. A notice of conversion may not be conditional.

SECTION 4.06. DEPOSIT OF CONVERSION SHARES AND MONEY.


          On or before 1:00 p.m. (Eastern Standard Time) on the conversion date, the Company shall deposit with the Conversion Agent certificates for the number of whole shares of Common Stock issuable upon the conversion and money (in immediately available funds) sufficient to pay for any fractional shares determined pursuant to Section 4.08 hereof sufficient to convert all Notes to be converted and to acquire all fractional shares to be acquired on that date. The Conversion Agent shall return to the Company any shares and/or money not required or used for such purposes.

SECTION 4.07. NOTES CONVERTED IN PART.


          Subject to Sections 5.05 and 5.06 hereof, upon surrender of a Note that is converted in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unconverted portion of the Note surrendered.

SECTION 4.08.  FRACTIONAL SHARES.


          The Company will not issue fractional shares of Common Stock upon conversion of a Note. In lieu thereof, the Company will pay either an amount in cash calculated by multiplying the fractional share times the per share price based upon the dollar-weighted average trading price per share for all round lot transactions in the Common Stock on the Market for the ten (10) trading days ending two (2) days prior to the date of notice to the Trustee pursuant to Section 4.01 or issue additional shares of Common Stock rounded up to the next whole number of shares, or a combination of the two.

SECTION 4.09.  TAXES ON CONVERSION.


          The issuance of certificates for shares of Common Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered Holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

SECTION 4.10.  COMPANY TO PROVIDE STOCK.


          The Company shall at all times, after the giving of a notice of conversion pursuant to Section 4.04 hereof, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided with respect to such notice of conversion, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes subject to such notice of conversion for shares of Common Stock. All shares of Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

SECTION 4.11.  PAYMENT OF INTEREST AND DIVIDENDS FOLLOWING NOTICE OF CONVERSION.

          Interest shall not accrue and no payment for interest shall be made on any Note or portion thereof called for conversion pursuant to this Article IV with respect to the period following the date of conversion. In the case of any Note surrendered for conversion after the close of business on any record date for the payment of an installment of interest but before the opening of business on the next succeeding Interest Payment Date, such Note, when surrendered for conversion, must be accompanied by payment in an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note so converted. Accrued interest shall be paid on such Interest Payment Date to the holder of the Note on such record date. If less than all of the Notes are to be converted at any time, the foregoing provision shall apply only to the portion so converted and interest shall accrue and be paid on the balance of the Notes in accordance with the provisions of
     Article II. Interest that accrues from the last Interest Payment Date to a date of conversion preceding a record date shall only be paid on the date of conversion in the form of Common Stock or cash in lieu of Common Stock in accordance with the provisions of this Article IV and Holders of Shares of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of shares of Common Stock as of any record date before the close of business on the conversion date.

                                    ARTICLE V
                                    COVENANTS

SECTION 5.01. PAYMENT OF NOTES.


          The Company shall pay the principal of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal at the rate borne by the Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 5.02. COMPLIANCE CERTIFICATE.


          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Notes are prohibited. One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

          The Company will, so long as any of the Notes are outstanding, deliver to the Trustee forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

SECTION 5.03. REPORTS.


          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall file with the SEC and furnish to the Trustee and to the Holders of Notes, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, as required by the rules and regulations of the SEC as in effect on the Issuance Date. The Trustee shall be under no obligation or duty to review such reports, such delivery to it being for the purpose of having the same on file with the Trustee and available for examination.

SECTION 5.04. CORPORATE EXISTENCE.


          Subject to Article VII hereof, to the extent permitted by law the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 5.05. OBLIGATION TO REDEEM, CONVERT OR REPURCHASE.


          The Company shall not reduce the outstanding principal amount of the Notes below sixty percent (60%) of the original outstanding principal amount of such Notes, unless it shall, without penalty or premium, redeem or cause the conversion into Common Stock of the entire remaining outstanding principal amount of the Notes pursuant to Article III or IV hereof.

SECTION 5.06. RESTRICTIONS ON CONVERSION OR REDEMPTION.


          The provisions of Articles III or IV or anything else in this Indenture to the contrary notwithstanding, the Company shall not convert or redeem any Notes while a petition in bankruptcy relating to the Company is pending and is not discharged or stayed. If notice of conversion or redemption is given during the thirty (30) day period prior to the filing date of a petition in bankruptcy relating to the Company, then conversion or redemption as the case may be shall take place five (5) days after such petition is discharged or stayed or thirty (30) days after the notice of conversion, whichever is later. Furthermore, the Company shall not convert any Notes if, during the ten (10) trading day period used for calculating the conversion ratio as set forth in Section 4.01 hereof, the Company, any member of the Board of Directors or any officer of the Company subject to the requirements of Section 16 of the Exchange Act purchased shares of Common Stock (excluding any issuance of Common Stock to any director or officer of the Company pursuant to any Company stock option, employee stock purchase or similar plan or rights plan in effect on the date hereof or subsequently approved by the Board of Directors, or any exercise of options or rights issued under such plans).

                                   ARTICLE VI
                                  SUBORDINATION

SECTION 6.01. AGREEMENT TO SUBORDINATE AND RANKING.


          The Company, for itself and its successors, and each Holder, by its acceptance of Notes, agree that the indebtedness represented by, and the payment of the principal of or interest on or any other amounts due on, the Notes is subordinated in right of payment, to the extent and in the manner stated in this Article VI, to the prior payment in full of all existing and future Senior Debt. The Notes shall rank pari passu with, and shall not be senior in right of payment to, such other Indebtedness of the Company whether outstanding on the date of this Indenture or hereafter created, incurred, issued or guaranteed by the Company.

SECTION 6.02. NO PAYMENT ON NOTES IF SENIOR DEBT IN DEFAULT.


          Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on, or other amounts due on the Notes, and no redemption, conversion, purchase, or other acquisition of the Notes, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, conversion, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall have resulted in the full amount of such Senior Debt being declared due and payable (any such event, a "SENIOR DEBT DEFAULT"), or (iii) if, at the time of such payment, redemption, conversion, purchase or other acquisition, the Trustee shall have received written notice from any of the holders of Designated Senior Debt or such holder's representative (a "PAYMENT BLOCKAGE NOTICE") that there exists under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default, permitting the holders thereof to declare any amounts of such Designated Senior Debt due and payable (any such event, a "DESIGNATED SENIOR DEBT DEFAULT"), but only for the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Designated Senior Debt) on the earlier of (a) the date on which such Designated Senior Debt Default shall have been cured or waived or (b) 90 days from the receipt of the Payment Blockage Notice, unless the holders of the Designated Senior Debt that provided the Payment Blockage Notice have so accelerated the Designated Senior Debt. Upon termination of the Payment Blockage Period, subject to Section 6.03 hereof, payments on account of regularly scheduled principal of or interest on the Notes which are then due and payable or which had been blocked and redemptions, conversions, purchases or other acquisitions may be made by or on behalf of the Company. Notwithstanding anything herein to the contrary,
     (a) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same Designated Senior Debt Default or any other Designated Senior Debt Defaults on the same issue of Designated Senior Debt existing or continuing at the time of such notice unless such Designated Senior Debt Default or such other Designated Senior Debt Defaults have been cured or waived for a period of not less than

     90 consecutive days and (b) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Designated Senior Debt or their representative or representatives during any period of 360 consecutive days unless all Designated Senior Debt Defaults which were the subject of the immediately preceding Payment Blockage Notice have been cured or waived.

          In the event that, notwithstanding the provisions of this Section 6.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee or any Paying Agent, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued (as to which the Trustee shall be entitled to request and rely upon written certification from such holders of Senior Debt or related trustees) for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in cash in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          The Company shall give prompt written notice to the Trustee and any Paying Agent of any Senior Debt Default or Designated Senior Debt Default.

          This Section 6.02 shall not be construed or interpreted to mean that a failure to pay principal or interest on the Notes when due does not constitute a Default under the Notes despite the fact that such principal or interest may not be paid on the Notes pursuant to the terms of this
     Section 6.02.

SECTION 6.03. DISTRIBUTION ON ACCELERATION OF NOTES; DISSOLUTION AND REORGANIZATION; SUBROGATION OF NOTES.

          (a) If the Notes are declared due and payable because of the occurrence of an Event of Default, the Company or the Trustee shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt (in each case to the extent known to the Trustee) of such acceleration. The Company may not pay the principal of or interest on or any other amounts due on the Notes until five days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of or interest on or any other amounts due on the Notes only if the provisions of this Article VI permit such payment.

          (b) Upon (i) any acceleration of the principal amount due on the Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

              (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Notes;

                           (2) any payment or distribution of assets of the
                  Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Article VI, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                           (3) in the event that, notwithstanding the foregoing,
                  any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and be paid over to the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt. Subject to the payment in full in cash of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article VI until the principal of and interest on the Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article VI are, and are intended solely for the purpose of, defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

                  Nothing contained in this Article VI or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Notes, or, (ii) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article VI of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

                  Upon distribution of assets of the Company referred to in this
         Article VI, the Trustee, subject to the provisions of Section 9.01 hereof, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
         Article VI, unless the Trustee reasonably believes or should believe that such information is not correct or accurate.

                 (c) The provisions of this Article VI shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Debt and nothing in Section
         9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

                 (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this Article VI. The Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article VI or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions in this Article VI, unless, and until, the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than two (2) Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the principal of or interest on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this Section 6.03(d), then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

                 The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (e) The provisions of this Section 6.03 applicable to the Trustee shall also apply to any Paying Agent for the Company.

SECTION 6.04. RELIANCE BY SENIOR DEBT ON SUBORDINATION PROVISIONS.

          Each Holder of any Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and no amendment or modification of the provisions contained in this Article VI shall diminish the rights of such holders of Senior Debt unless such holders have expressly agreed thereto in writing. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article VI, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article VI shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Notes provided in this Article VI.

SECTION 6.05. NO WAIVER OF SUBORDINATION PROVISIONS.

          Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt (including, without limitation, changing the principal amount of, interest rate on, or maturity date of, such Senior Debt), or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

SECTION 6.06. TRUSTEE'S RELATION TO SENIOR DEBT.


          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligation, as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article VI; and in no event shall the Trustee be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of the Notes or to the Company (or any other Person) amounts to which such holders of Senior Debt would be entitled under this Article VI.

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any Holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article VI and to file and prove all claims therefore and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article VI.

SECTION 6.07. OTHER PROVISIONS SUBJECT HERETO.


          Except as expressly stated in this Article VI, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Notes are subject to the provisions of this Article
     VI. However, nothing in this Article VI shall apply to or adversely affect the claims of, or payment, to, the Trustee pursuant to Section 9.07 hereof. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this
     Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01 hereof.

                                  ARTICLE VII
                                   SUCCESSORS

SECTION 7.01. LIMITATION ON MERGER, SALE OR CONSOLIDATION.


          The Company may not, directly or indirectly, consolidate with or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets, on a consolidated basis, whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, other than to its Wholly-Owned Subsidiaries, unless:

          (a) either: (i) in the case of a merger or consolidation, the Company is the surviving entity; or (ii) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company's obligations in connection with the Notes and the Indenture; and

          (b) no Default or Event of Default shall exist immediately before or after giving effect on a pro forma basis to such transaction.

          Upon any permitted consolidation or merger or any permitted sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing (a "CHANGE OF CONTROL"), the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein in the same manner as the Company is named, but such a transaction will not release the Company from its obligations under the Indenture and the Notes.

          For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, of all or substantially all of the properties and assets of one or more Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiary, would constitute all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets. This Section 7.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly-Owned Subsidiaries

SECTION 7.02. SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any Change of Control, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

SECTION 8.01. EVENTS OF DEFAULT.


          An "EVENT OF DEFAULT" occurs if:

          (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable;

          (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or mandatory conversion, or otherwise;

          (c) the Company fails to observe or perform any covenant or agreement contained in Section 5.01, 5.04, 5.05, 5.06 and 7.01 hereof;

          (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by it to be performed and the failure continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of at least thirty-five percent (35%) in principal amount of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

          (e) the Company, pursuant to or within the meaning of any Bankruptcy
     Law:

               (i) commences a voluntary case;

              (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

              (iv) makes a general assignment for the benefit of its creditors;
          or

               (v) generally is unable to pay its debts as the same become due;
          or

          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company in an involuntary case which order remains unstayed or unwithdrawn for 60 days;

              (ii) appoints a Custodian of the Company or for all or substantially all of its property which order is not stayed or withdrawn within 60 days; and

             (iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

          (g) there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default which (i) shall remain uncured after the expiration of any applicable notice or cure period and (ii) shall have caused such Senior Debt to become due and payable.

          The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 8.02. ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (e) or (f) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least thirty-five percent (35%) in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of, and interest on the Notes shall be due and payable immediately. If an Event of Default specified in clause (e) or (f) of Section 8.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences (i) if the recission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest on the Notes that has become due solely because of the acceleration of the Notes.

SECTION 8.03. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 8.04. WAIVER OF PAST DEFAULTS.

          The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders of the Notes waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. Any such waiver of an existing Default or Event of Default and its consequences may be made subject to such conditions as may be requested by the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee and agreed upon by the Trustee in its sole and absolute discretion. When a Default or Event of Default is waived, it is cured and ceases; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon and any such waivers shall be subject to the provisions of Section
     11.02 hereof; provided, further, that a conditional waiver shall be effective only in accordance with its conditions.

SECTION 8.05. CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

SECTION 8.06. LIMITATION ON SUITS.

          Subject to the provisions of Section 8.07 hereof, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder gives to the Trustee notice of a continuing Event of Default;

          (b) the Holders of at least thirty-five percent (35%) in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 8.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, and interest on the Note, on or after the respective due dates and in accordance with the terms set forth in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 8.08. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 8.01(a) or (b), hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.10. PRIORITIES.

          Subject to the provisions of Article VI hereof, if the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 9.07 hereof;

          Second: to the holders of Senior Debt, if and to the extent required by Article VI;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to the Holders for any other payments pursuant to the terms of this Indenture; and

          Fifth: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section 8.10.

SECTION 8.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE IX
                                     TRUSTEE

SECTION 9.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01.

          (e) The Trustee may refuse to perform any duty or exercise any right or power (including, without limitation, as requested or directed by a Holder) unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.02. RIGHTS OF TRUSTEE.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be charged with knowledge of any Event of Default under subsections (c) through (f) (and subsection (a) or (b) if the Trustee does not act as Paying Agent) of Section 8.01, unless either (1) a Trust Officer of the Trustee assigned to its corporate trust department shall have actual knowledge thereof, or (2) the Trustee shall have received written notice thereof in accordance with Section 12.02 hereof from the Company or any Holder.

          (f) The grant of any permissive rights, power or authority hereunder to the Trustee shall not be construed to be a duty.

SECTION 9.03. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

SECTION 9.04. TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication.

SECTION 9.05. NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 30 days after the Trustee becomes aware of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 9.06. REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION 9.07. COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder as to which the Company and the Trustee shall from time to time mutually agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any claims, demands, expenses (including but not limited to reasonable compensation, fees, disbursements and expenses of the Trustee's agents and counsel), losses, damages or liabilities incurred by it, except as set forth in the next paragraph, arising out of, related to, or in connection with the acceptance or administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses, and the costs and expenses of enforcing this Indenture (including this Section 9.07) against the Company and of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

          To secure the Company's payment obligations in this Section 9.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

          Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(e) or (f) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          All amounts owing to the Trustee under this Section 9.07 shall be payable by the Company in United States dollars.

SECTION 9.08. REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 9.08.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Person that has been a bona fide Holder of a Note for at least six
     (6) months may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08 hereof, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

SECTION 9.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 12.10 hereof. The Trustee is subject to TIA Section 310(b).

SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X
                             DISCHARGE OF INDENTURE

SECTION 10.01. TERMINATION OF COMPANY'S OBLIGATIONS.

          This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In the event that any payment made under the Indenture is avoided under any bankruptcy or reorganization law following termination of the Indenture, the Indenture shall be revived as if the challenged amount had never been paid.

SECTION 10.02 REPAYMENT TO COMPANY.

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due (subject to the requirements of any abandoned property laws that may be applicable); provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

                                   ARTICLE XI
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.01. WITHOUT CONSENT OF HOLDERS.


          The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to comply with Section 7.01 hereof;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to make any change that provides additional rights or benefits to the Holders of the Notes;

          (e) to make any change that does not adversely affect the interests hereunder of any Holder; or

          (f) to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

SECTION 11.02. WITH CONSENT OF HOLDERS.

          Subject to Section 8.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Subject to Sections 8.04 and 8.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 11.02 may not:

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions of Section 7 of the Notes in a manner adverse to the Holders;

          (c) reduce the rate of or change the time for payment or accrual of interest on any Note;

          (d) waive a continuing default or Event of Default in the payment of the principal of or interest on any Note, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

          (e) make any Note payable in money other than that stated in the Note;

          (f) make any change in Section 8.04 or 8.07 hereof;

          (g) waive a redemption payment with respect to any Note;

          (h) modify Article V or VI in a manner adverse to the Holders of Notes; and

          (i) make any change in the foregoing amendment and waiver provisions of this Article XI.

          To secure a consent of the Holders under this Section 11.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

SECTION 11.03. COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 11.04. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (i) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

SECTION 11.05. NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

          Failure to make such notation on a Note or to issue a new Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

SECTION 11.06. TRUSTEE PROTECTED.

          The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights, obligations or protections. Upon request by the Company to sign any amendment or supplement, the Trustee shall be entitled to request and receive from the Company, and to rely upon, an Opinion of Counsel and Officer's Certificate to the effect that such supplement or amendment is authorized or permitted under this Article XI.

                                  ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.


          This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

SECTION 12.02. NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          All other notices or communications shall be in writing.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon the Trustee's request:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 5.03) shall include:

          (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. LEGAL HOLIDAYS.

          A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in the State of Delaware are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

SECTION 12.08. NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

SECTION 12.09. COUNTERPARTS AND FACSIMILE SIGNATURES.

          This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.10. VARIABLE PROVISIONS.

          The first certificate pursuant to Section 5.03 hereof shall be for the fiscal year ended on December 31 of the year of the Initial Issuance Date or such other date as may be required under the Trust Indenture Act.

          The reporting date for Section 9.06 hereof is May 1st of each year. The first reporting date shall be the first day of May of the year following the year in which the Notes are first issued.

          The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition and any Successor Trustee shall have a combined capital and surplus of at least $100,000,000.



     The Company's address is:

          MICROSTRATEGY INCORPORATED
          8000 Towers Crescent Drive
          Vienna, Virginia  22182
          Attention:  General Counsel
          Facsimile No. (703) 848-8610

    With a copy to:

          Williams & Connolly
          725 Twelfth Street, N.W.
          Washington, D.C. 20005
          Attn:  John K. Villa, Esq.
          Facsimile No. (202) 434-5029

    The Trustee's address is:

          if by mail:
          American Stock Transfer & Trust Company
          59 Maiden Lane
          New York, New York 10038
          Attention:  Executive Vice President

          if by delivery or overnight courier:
          American Stock Transfer & Trust Company
          59 Maiden Lane
          New York, New York 10038
          Attention:  Executive Vice President

SECTION 12.11. GOVERNING LAW, SUBMISSION TO JURISDICTION.


          THE INTERNAL LAWS OF THE STATE OF DELAWARE SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          To the extent permitted by applicable law, the Company irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Virginia in any suit or proceeding based on or arising under this Indenture and the Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby irrevocably designates and appoints CT Corporation System as the authorized agent of the Company upon whom process may be served in any such suit or proceeding (the "PROCESS AGENT"), it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to the Trustee that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law. In the event that CT Corporation System ceases to be the Process Agent, the Company agrees that it will take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to validly designate and appoint an alternate agent as Process Agent, and to maintain such designation and appointment in full force and effect so long as the Company has any outstanding obligations under this Indenture or the Notes, on terms that are reasonably acceptable to the Trustee. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations hereunder and thereunder, to the extent permitted by law.

SECTION 12.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.13. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.14. SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              MICROSTRATEGY INCORPORATED,
                              as Issuer

                              By:  /s/ Lewis W. Ferguson
                                   -----------------------------------
                                   Name: Lewis H. Ferguson
                                   Title: counsel for MicroStrategy Incorporated

                              AMERICAN STOCK TRANSFER & TRUST COMPANY
                              as Trustee

                              By:  /s/ Herbert J. Lemmer
                                   -----------------------------------
                                   Name: Herbert J. Lemmer
                                   Title: Vice President

                                                                       EXHIBIT A

                               (Face of Security)

                         7 1/2% SERIES A UNSECURED NOTE
     Due five (5) years from date of first issuance of any 7 1/2% Series A Unsecured Note

Cusip No. ____________

Note No.  ____________                                            $__________

                           MICROSTRATEGY INCORPORATED

promises to pay to the order of ______________________________________________

or registered assigns, the principal sum of _____________________Dollars on

____________

Interest Payment Dates:          _______________ and _______________

commencing                       _________________________________________

Record Dates:                    _______________ and _______________

Authenticated:                                         Dated: ______________


_________________,                               MICROSTRATEGY INCORPORATED
as Trustee

By:________________________                      By:_________________________
      Authorized Officer                              Officer of the Company


                                                 Attest: _______________________
                                                         Officer of the Company
 (SEAL)

                               (Back of Security)

                         7 1/2% SERIES A UNSECURED NOTE
     Due five (5) years from date of first issuance of any 7 1/2% Series A Unsecured Note

       Capitalized terms used herein shall have the meanings ascribed to them in that certain Indenture dated as of January 11, 2001 (the "Indenture") between MicroStrategy Incorporated, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York limited purpose trust company (the "Trustee") unless otherwise indicated.

1. Interest and Principal. The Company promises to pay interest on the principal
   ----------------------
amount of this 7 1/2% Series A Unsecured Note due five (5) years from date of first issuance of any 7 1/2% Series A Unsecured Note (the "Note") at a rate of seven and one half percent (7 1/2%) per annum from the date of the commencement of the Settlement Hearing in respect of a class-action lawsuit in the United States District Court for the Eastern District of Virginia, entitled In re MicroStrategy Incorporated Securities Litigation, Civil Action No. 00-473-A (the "Interest Accrual Commencement Date") until maturity. The Company will pay interest semiannually commencing after the date of issuance of the Note on dates that shall be common for all 7 1/2% Series A Unsecured Notes and shall be the date that is six (6) months after the issuance of the first 7 1/2% Series A Unsecured Notes until maturity (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Principal of the Notes will be due at maturity. Interest on the Notes will accrue and compound annually from the Interest Accrual Commencement Date until the date of issuance and thereafter will accrue semiannually. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal from time to time at the same rate per annum on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest will be computed on the basis of a 360 day year of 12 months of 30 days each.

2.  Method of Payment. The Company will pay interest on the Notes by check or
    -----------------
wire transfer (pursuant to wire instructions provided by the Holder no later than 30 days prior to the applicable Interest Payment Date) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date. The Notes will be payable both as to principal and interest at the office of the Paying Agent maintained for such purpose within the City and State of New York. Interest shall not accrue and no payment for interest shall be made on this Note if called for Redemption or Mandatory Conversion pursuant to Section 5 or 6 of the Note with respect to any period following the date of redemption or conversion. In the case of any Note surrendered for redemption or conversion after the close of business on any record date for the payment of an installment of interest but before the opening of business on the next succeeding Interest Payment Date, such Note when surrendered for conversion, must be accompanied by payment in an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note so redeemed or converted. Accrued interest shall be paid on such Interest Payment Date to the holder of this Note on such record date. If less than all of this Note is to be converted at any time, the preceding provisions shall apply only to the portion so converted and interest shall accrue and be paid on the balance of this Note in accordance with the provisions of Article II of the Indenture.

3. Presenting Agent, Paying Agent, Conversion Agent and Registrar. Initially,
   --------------------------------------------------------------
the Trustee will act as Presenting Agent, Paying Agent, Conversion Agent and Registrar. The Company may change any Presenting Agent, Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under the Indenture. The terms of the
   ---------
Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are limited to eighty million five hundred thousand dollars and no cents ($80,500,000) in aggregate principal amount, except that, pursuant to the Stipulation of Settlement, such amount may be increased, at the Company's option, to account for the issuance of Notes in lieu of fractional shares of Common Stock or Warrants (as defined below) to purchase fractional shares of Common Stock.

5. Redemption. The Company, in its sole discretion, may redeem all or any of the
   ----------
Notes, in whole or in part, pro rata, at any time, without premium or penalty, at a redemption price payable solely in cash equal to the principal of and any accrued but unpaid interest on the Notes in accordance with Article III of the Indenture.

6. Mandatory Conversion. The Company, in its sole discretion, may cause the
   --------------------
Holder to convert all or any of the Notes, in whole or in part, pro rata, without premium or penalty, into shares of Common Stock in accordance with
Article IV of the Indenture, provided, however, that nothing contained herein
                             --------  -------
shall be construed as conferring upon the Holders any rights whatsoever as stockholders of the Company prior to such conversion. The number of shares of Common Stock into which the Notes, or any part thereof, shall be converted shall be such number of shares of Common Stock as may be obtained by dividing the principal and any accrued but unpaid interest thereon to be converted by an amount equal to eighty percent (80%) of the dollar-weighted average trading price per share for all round lot transactions in the Common Stock on the Market for the ten (10) trading days ending two (2) days prior to the date of the written notice to the Trustee and issuance of a press release by the Company describing the conversion. In the event of any such conversion, the Company shall pay the holder cash in lieu of any fractional shares (valued in the same manner as the shares actually issued) and shall pay, at the Company's option, in lieu of any Note that would otherwise be reissued in an amount not evenly divisible by $100, either cash or additional shares of Common Stock rounded up to the next whole number of shares, or a combination of the two.

7. Possible Reduction in Principal Amount of and Interest on the Notes. Pursuant
   -------------------------------------------------------------------
to the Stipulation of Settlement dated January 11, 2001, the Company is obligated to pay all costs of notice and administration of all transactions contemplated by the Stipulation of Settlement (exclusive of any attorneys' fees and expenses, the "Settlement Costs"). If the Settlement Costs exceed $750,000, then the Company shall pay such excess (the "Excess Amount") as and when incurred but shall be entitled to a credit equal to the Excess Amount against the installment of interest on the Notes next due, to be applied against the Notes then outstanding on a pro rata basis. If the Excess Amount exceeds the total amount of interest then due on the Notes, the Company may, in its sole discretion, either apply such remaining Excess Amount against subsequent installments of interest on the next subsequent interest payment date or reduce the principal amount of the Notes outstanding on a pro rata basis by the balance of the Excess Amount not previously applied, provided however, that this Note may not be reduced to an amount not divisible by $100.

8.  Obligation to Redeem/Convert. The Company shall not reduce the outstanding
    ----------------------------
principal amount of the Notes below sixty percent (60%) of their original outstanding principal amount, unless it shall redeem or convert into Class A Common Stock, without penalty or premium, the entire remaining outstanding principal amount of the Notes pursuant to Section 5 or Section 6 hereof.

9.  Change in Control. In the event of a Change in Control of the Company (as
    -----------------
defined in Article VII of the Indenture), the resulting, surviving or transferee entity shall expressly assume all of the Company's obligations in connection with the Notes and the Indenture.

10. Denominations, Transfer, Exchange. The Notes are exempt from registration by
    ---------------------------------
virtue of an exemption pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). In the event that such exemption from registration is not available under the Securities Act, the Company shall take such steps as are necessary either to cause the registration of the Notes under the Securities Act or to obtain relief from the registration requirements of the Securities Act by obtaining a "no action" letter from the U.S. Securities and Exchange Commission (the "SEC"). The Notes shall be in registered form without coupons in denominations of $100 and integral multiples of $100. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

11. Persons Deemed Owners. The registered Holder of a Note may be treated as its
    ---------------------
owner for all purposes.

12. Amendments and Waivers. Without the consent of any Holder, the Company and
    ----------------------
the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

13. Defaults and Remedies. Events of Default are described in the Indenture and
    ---------------------
include default in payment when due of principal of and interest on the Notes. If an Event of Default occurs and is continuing, the Trustee or the holders of at least thirty-five percent (35%) in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

14. No Recourse Against Others. A director, officer, employee, incorporator or
    --------------------------
stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the
    --------------
manual signature of the Trustee or an authenticating agent.

16. Use of Notes to Exercise Warrants. Under the Stipulation of Settlement, the
    ---------------------------------
Company has issued certain warrants (the "Warrants") to purchase shares of Common Stock. Pursuant to that certain Warrant Agreement between the Company and American Stock Transfer & Trust Company, which governs the terms of the Warrants, this Note may be used to pay the exercise price payable upon exercise of Warrants (the "Exercise Price"). If a Holder elects to exercise a Warrant by tendering this Note, the value of this Note for purposes of the payment of the Exercise Price shall be the principal of and the accrued but unpaid interest on the Note multiplied by 133%. In accepting payment in the form of a Note, the Company shall reduce the principal and accrued but unpaid interest of this Note pro rata when used as payment of the Exercise Price. In the event that upon payment of all or part of the Exercise Price with this Note, the Holder is entitled to the return of a new Note reflecting the remaining principal balance hereof, the Company shall issue such new Note in a denomination of no less than $100 and in integral multiples of $100, and will pay any remaining principal amount, together with accrued and unpaid interest thereon, to the Holder in cash.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder
    -------------
or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

18. Subordination. This Note is subordinated to certain other indebtedness of
    -------------
the Company as described more fully in the Indenture.

19. Governing Law. The internal laws of the State of Delaware shall govern this
    -------------
Note without regard to its provisions of conflicts of laws.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Trustee at the following address:

                       American Stock Transfer & Trust Company
                       59 Maiden Lane
                       New York, New York 10038

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________

________________________________________________________________________________
________________________________________

________________________________________________________________________________
________________________________________
(Print or type assignee's name. address and zip code)


and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:

Your Signature:__________________________
(Sign exactly, as your name appears on the face of this Note)

Signature Guarantee.

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


                                       A-7